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May 6, 2002


Scout Capital Ltd.
400, 521-3rd Avenue S.W.
Calgary, Alberta
T2P 3T3


Attention:        David L. Tonken


Dear Sir:

                  Re:      SYNSORB BOARD OF DIRECTORS

         This is to record the agreement between Scout, the proxyholders named in proxies solicited by Scout with respect to the SYNSORB General and Special Meeting, SYNSORB, the present directors of SYNSORB and the proxyholders named in the proxies solicited by SYNSORB with respect to the meeting.

         The parties are entering into this agreement to minimize disruption in SYNSORB's reorganization process and allow all participants to act to maximize value for SYNSORB's shareholders.

         The parties agree as follows:

1.       Amendments shall be moved at the meeting to:

         (a)      set the number of directors for the next year at 5;

         (b) nominate as directors, the three nominees of Scout, David Tonken, Tim Tycholis and Jim Silye and two of the nominees of SYNSORB, Bruce Kenway and Gerry Quinn.

2. All of the proxies held by Scout's proxyholders and by SYNSORB's proxyholders shall be voted in favour of setting the number of directors at 5 and electing the 5 nominees described in paragraph 1(b) above.

3. SYNSORB will reimburse Scout for its expenses of soliciting proxies with respect to the meeting.

4. From and after election of the 5 person board, all directors shall be afforded complete access to the records of SYNSORB and management shall fully brief all directors prior to implementing any additional restructuring activities or requesting board approval of any transactions or commitments of SYNSORB.


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5.       If you are in agreement with this, please indicate so below.


                                            SYNSORB BIOTECH INC.


                                            By:           Illegible
                                                  ------------------------------


                                                          Illegible
                                                  ------------------------------
                                                  (director and named proxy)


                                            By:           Illegible
                                                  ------------------------------
                                                  (director and named proxy)



                                            By:
                                                  ------------------------------
                                                  (director)



We agree to the foregoing:

SCOUT CAPITAL LTD.


By:   /s/ David L. Tonken
      ------------------------------


      /s/ David L. Tonken
      ------------------------------
      (named proxy)


      ------------------------------
      (named proxy)



/ncs